Exhibit 10.1

COMMUNITY HEALTHCARE TRUST

INCORPORATED
2024 INCENTIVE PLAN

Comes Now, Community Healthcare Trust Incorporated (the “Corporation”), this 4th day of March, 2024, to adopt the Community Healthcare Trust Incorporated 2024 Incentive Plan (the “Plan”) to be effective on the Effective Date as defined below.

WHEREAS, the Corporation previously established the 2014 Incentive Plan (the “2014 Plan”), which provided for the award of restricted stock, restricted stock units, and cash bonuses to employees, directors and consultants in order to advance the interests of the Corporation and its Subsidiaries and Affiliates (together, “CHCT”), by stimulating the efforts of employees, directors and consultants, increasing their desire to continue in their employment with or services to CHCT, assisting CHCT in competing effectively with other enterprises for the services of its employees, directors, and others necessary for the continued improvement of operations, and attracting and retaining the best possible personnel for service as employees, officers, and directors of the Corporation and its affiliates and subsidiaries;

WHEREAS, the 2014 Plan is set to expire on March 31, 2024, and presently has a small number of shares of Common Stock available for Award; therefore, the Corporation desires to (i) freeze all future Awards under the 2014 Plan; (ii) adopt the new Plan; and (iii) authorize 1,150,000 shares to be reserved under the Plan.

NOW, THEREFORE, the Corporation hereby adopts the Plan, as follows:

1.            PURPOSE.

The purpose of the Plan is to promote the interests of CHCT and its shareholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Corporation and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Corporation; (iv) encouraging ownership of stock in the Corporation by such individuals; and (v) linking their compensation to the long-term interests of the Corporation and its shareholders. Toward this objective, the Committee may grant stock options, SARs, Stock Awards, Units, cash bonuses and other incentive awards to Employees of CHCT on the terms and subject to the conditions set forth in the Plan. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant stock options to employees as either “incentive stock options” within the meaning of Code Section 422(b) or “non-qualified stock options”. In addition, this Plan is intended to enable CHCT to effectively attract, retain, and reward Outside Directors by providing for grants of Outside Director Awards to Outside Directors. No Award under this Plan (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

2.            DEFINITIONS.

2.1            “Affiliate” means any entity (other than the Corporation and any Subsidiary) that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of equity of that entity or at least 20% of the ownership interests in that entity.

2.2            “Award” means any form of Option, SAR, Stock Award, Units, cash bonus, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

2.3            “Award Agreement” means a written notice from the Corporation to a Participant that establishes the terms, conditions, restrictions, and limitations applicable to an Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document.

2.4            “Board” means the Board of Directors of the Corporation.

2.5            “Cause” unless otherwise set forth in an Employment Agreement, means involuntary termination of a Participant’s employment or services due to: (i) conviction of a crime of moral turpitude that adversely affects the reasonable business interests of CHCT, (ii) commission of an act of fraud, embezzlement, or material dishonesty against CHCT, or (iii) intentional neglect of the responsibilities of employment, and such neglect remains uncorrected for more than 30 days following written notice from CHCT detailing the acts of neglect.

2.6            “Change In Control” means the first to occur of any of the following:

a.            any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities;

b.            at any time during any 24-month period at least a majority of the members of the Board shall cease to consist of “continuing directors” (meaning directors of the Corporation who either were directors prior to such 24-month period or who subsequently became directors and whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such 24-month period); or

c.            the consummation of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Corporation is not affected and following which the Corporation’s chief executive officer and directors retain their positions with the Corporation (and constitute at least a majority of the Board); or

d.            the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

Notwithstanding the foregoing, (i) to the extent necessary to satisfy Section 409A of the Code, an event will not constitute a Change in Control unless it constitutes a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation , as described in Section 409A of the Code and the regulations thereunder, and (ii) the Board may determine, if it deems it to be in the best interest of the Corporation and consistent with a good faith interpretation of this Plan, that an event or events otherwise constituting a Change of Control shall not be so considered. Such determination shall be effective if it is made by the Board prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Board a majority of which is composed of all directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control. Upon such determination, such event or events shall not be deemed to be a Change in Control for any purposes under this Plan.

2.7            “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8            “Committee” means the Compensation Committee of the Board, or any other committee designated by the Board, authorized to administer the Plan under Section 3 of this Plan. The Committee shall consist of not less than 2 members who shall be appointed by, and shall serve at the pleasure of, the Board. The directors appointed to serve on the Committee shall be: (i) “independent” within the meaning of the listing standards of any securities exchange or automated quotation system upon which the Common Stock is listed or quoted; and (ii) “non-employee directors” (within the meaning of Rule 16b-3(b)(3) under the Exchange Act). However, the mere fact that a Committee member fails to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee if the Award is otherwise validly made under the Plan.

2.9            “Common Stock” means common stock, par value $0.01 per share, of the Corporation.

2.10          “Consultant” shall mean any consultant to the Corporation or its Subsidiaries or Affiliates.

2.11          “Director” means an individual who is a member of the Board.

2.12          “Disability” unless set forth to the contrary in an Employment Agreement, means a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of CHCT. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering Employees or Directors of CHCT provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the plan administrator, the Participant must submit proof to the plan administrator of the Social Security Administration’s or the provider’s determination.

2.13          “Effective Date” is defined in Section 6.

2.14          “Employee” means an employee or prospective employee of the Corporation, a Subsidiary or an Affiliate.

2.15          “Employment Agreement” means a written agreement between CHCT and the Participant which (i) sets forth the terms and conditions of the Participant’s employment with or services to CHCT, or (ii) contains any restrictive covenants such as confidentiality or non-competition or non-solicitation provisions.

2.16          “Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time.

2.17          “Exercise Price” means the purchase price payable to purchase one Share upon the exercise of an Option or the price by which the value of a SAR shall be determined upon exercise, pursuant to Section 2.30.

2.18          “Fair Market Value” means the closing price of the shares of Stock on a national securities exchange on which it is principally traded on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares of Stock were traded, as reported by the National Quotation Bureau, Inc. or other national quotation service. If the shares are not traded on a national securities exchange but are traded in the over-the-counter market, Fair Market Value of Stock means the closing “asked” price of the shares in the over-the-counter market on the day on which such value is to be determined or, if such “asked” price is not available, the last sales price on such day or, if no shares of Stock were traded on such day, on the next preceding day on which shares of Stock were traded, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or other national quotation service. If the Stock is traded neither on a national securities exchange nor in the over-the-counter market, the Fair Market Value of Stock shall be determined based upon such factors as the Board or Committee, as applicable, shall reasonably deem appropriate, including without limitation prices or values at which the Stock has most recently been issued to third parties or redeemed or purchased from shareholders, and which shall be in accordance with Treas. Reg. Section 1.409A-1(b)(5)(iv).

2.19          “Good Reason” means, in the first 18 months following a Change in Control, a Participant’s voluntary termination of employment or services within the 180 days of the occurrence one or more of the following conditions, provided, the Participant notified CHCT of such condition within 90 days of its occurrence and CHCT did not remedy such condition within 30 days:

a.            a material diminution in the Participant’s authority, duties, or responsibilities;

b.            a material diminution in the Participant’s base compensation as in effect on the date of the Change in Control; or

c.            the required relocation of the Participant to a place of work more than 35 miles from the place of work in effect as of the Change in Control.

2.20          “Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

2.21          “Incentive Stock Option” means an option to purchase Common Stock from the Corporation that is granted under Section 8 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. To the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee's employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

2.22          “Non-Qualified Stock Option” shall mean an option to purchase Common Stock from the Corporation that is granted under Section 8 or 24 of the Plan and is not intended to be an Incentive Stock Option.

2.23          “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.24          “Outside Director” means a member of the Board who is not an officer or employee of CHCT.

2.25          “Outside Director Award” means either a Director Option or a Director Stock Award or combination thereof awarded to an Outside Director under Section 24.

2.26          “Participant” means any individual to whom an Award has been granted by the Committee under this Plan.

2.27          “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

2.28          “Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a cash Award.

2.29          “Performance Share Award” means any Award granted pursuant to Section 11 hereof.

2.30          “Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Corporation during a Performance Period, as determined by the Committee.

2.31          “Restricted Award” means any Award granted pursuant to Plan Section 10.

2.32          “SAR” is an Award that shall entitle the recipient to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, a payment equal to the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

2.33          “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.34          “Section 16 Insider” means a Participant who is subject to the reporting requirements of Section 16 as a result of the Participant's position with CHCT.

2.35          “Stock Award” means an Award granted pursuant to Section 10 in the form of shares of Common Stock or restricted shares of Common Stock.

2.36          “Subsidiary” means a corporation or other business entity in which CHCT or any Affiliate, directly or indirectly, has an ownership interest of 50% or more.

2.37          “Units” means units of Restricted Stock as defined in Section 10.1.

3.            ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall have the discretionary authority to: (a) interpret the Plan; (b) establish any rules and regulations it deems necessary for the proper operation and administration of the Plan; (c) select persons to become Participants and receive Awards under the Plan; (d) determine the form of an Award, whether an Option, SAR, Stock Award, Unit, cash bonus, or other incentive award established by the Committee, the number of shares subject to the Award, all the terms, conditions, restrictions and limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement; (e) determine whether Awards should be granted singly, in combination or in tandem; (f) grant waivers of Plan terms, conditions, restrictions and limitations; (g) accelerate the vesting, exercise or payment of an Award or the performance period of an Award in the event of a Participant's termination of employment or when that action or actions would be in the best interests of CHCT; (h) establish such other types of Awards, besides those specifically enumerated in Section 2.2, which the Committee determines are consistent with the Plan's purpose; and (i) take all other action it deems necessary or advisable for the proper operation or administration of the Plan. Subject to Section 21, the Committee also shall have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of CHCT or a Subsidiary. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding, and conclusive on all persons, including CHCT and Participants.

The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of CHCT under conditions and limitations the Committee may establish; however, only the Committee may select, grant, and establish the terms of Awards to Section 16 Insiders.

4.            ELIGIBILITY.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 24.

5.            NUMBER OF SHARES AVAILABLE.

Subject to adjustment as provided in Section 16 of the Plan, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan (including Incentive Stock Options) during its term shall not exceed 1,150,000 shares. Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the related shares or settlement in cash, shall be available again for grant under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Corporation to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 16 hereof, no Participant may receive Awards, Options, SARs or any combination thereof during any 12-month period with respect to more than 300,000 shares of Common Stock. For purposes of this limitation, forfeited, canceled or repriced shares granted to a Participant in any given calendar year shall continue to be counted against the maximum number of shares that may be granted to that Participant in that calendar year. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares, treasury shares or shares reacquired by the Corporation in any manner.

6.            EFFECTIVE DATE; TERM.

The Plan is effective March 4, 2024 (“Effective Date”), the date on which the Board of CHCT approved the Plan, subject to the approval of the Plan by at least a majority vote of shareholders voting in person or by proxy at a duly held shareholders' meeting on May 2, 2024. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date of the Plan. This Plan shall remain in effect until terminated by action of the Board.

7.            PARTICIPATION.

The Committee shall select, from time to time, Participants from those Employees, Directors, and Consultants who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Agreements the terms, conditions, restrictions and limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

8.            STOCK OPTIONS.

8.1            Grants. Awards may be granted in the form of Options. Options may be Incentive Stock Options, other tax-qualified stock options, or Non-Qualified Stock Options, or a combination of any of those.

8.2            Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at the times determined by the Committee. The Committee also shall determine the performance or other conditions, if any, which must be satisfied before all or part of an Option may be exercised. The price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted in the case of Incentive Stock Options when the Employee to whom the option is to be granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of CHCT or of any of its Subsidiaries (a “Ten Percent Owner”), and in the case of all Options other than Incentive Stock Options, not less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted. Each Option shall expire not later than 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Owner, not later than 5 years) from its date of grant.

8.3            Restrictions Relating to Incentive Stock Options. Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code. Accordingly, Incentive Stock Options may only be granted to Employees who are employees of the Corporation or a Subsidiary, and the aggregate market value (determined at the time the option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Corporation or any of its Subsidiaries) shall not exceed $100,000 (or other limit required by the Code). Except with respect to Ten Percent Owners, each Incentive Stock Option shall expire not later than 10 years from its date of grant. No Incentive Stock Option may be exercisable more than three (3) months after a Participant ceases to be an Employee.

8.4            Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish other terms, conditions, restrictions, and limitations, if any, on any Option, provided they are not inconsistent with the Plan.

8.5            Exercise. The Committee shall determine the methods by which the Exercise Price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock, or other property (including “cashless exercise” arrangements, so long as they do not in any way conflict with the requirements of applicable law), and the methods by which shares of Common Stock shall be delivered or deemed to be delivered by Participants. If, however, shares of Common Stock are used to pay the Exercise Price of an Option, those shares must have been held by the Participant for at least 6 months (or any shorter or longer period necessary to avoid a charge to CHCT's earnings for financial reporting purposes).

9.            STOCK APPRECIATION RIGHTS.

9.1            Grants. Awards may be granted in the form of SARs. The SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option. In the case of SARs granted in tandem with Options granted prior to the grant of the SARs, the appreciation in value is the difference between the option price of the related stock option and the Fair Market Value of the Common Stock on the date of exercise.

9.2            Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the “exercise price” of that SAR (the base from which the value of the SAR is measured at its exercise) shall be the Exercise Price under the related Option. If a related Option is exercised as to some or all of the shares of Common Stock covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by the exercise.

9.3            Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in the installments and at the times determined by the Committee. Freestanding SARs shall have a term specified by the Committee, in no event to exceed 10 years. The Exercise Price of a Freestanding SAR shall also be determined by the Committee; however, that price shall not be less than 100% of the Fair Market Value on the date of grant of the Freestanding SAR of the number of shares of Common Stock to which the Freestanding SAR relates. The Committee also shall determine the Qualified Performance Measures or other conditions, if any, that must be satisfied before all or part of a Freestanding SAR may be exercised.

9.4            Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of the affected SAR if at that time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of the SAR.

9.5            Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10.          RESTRICTED AWARDS. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 10, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

10.1          Restricted Stock and Restricted Stock Units.

a.            Each Participant shall be provided an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Corporation or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Corporation (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. Unless otherwise stated in the Award Agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends.

b.            The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee or as otherwise set forth in the Award Agreement, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be paid as set forth in the Award Agreement, which date shall not be later than the March 15th of the calendar year following the year in which the Units vest.

10.2          Award Restrictions.

a.            Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement and/or Employment Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement and/or Employment Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

b.            Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement and/or Employment Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

c.            The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

10.3          Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

10.4          Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 10.2 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Corporation shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share). Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

10.5          Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Corporation deems appropriate.

10.6          Compliance with Law. Notwithstanding any other provision of this Section 10, Stock Awards may be issued only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. CHCT may include shares of Restricted Stock in a registration, but will not be required to register or qualify Restricted Stock with the SEC or any state agency.

11.          Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 11, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

11.1          Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

12.          PLAN CASH BONUSES.

While cash bonuses may be granted at any time outside this Plan, cash awards may also be granted in addition to other Awards granted under the Plan and in addition to cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom cash bonuses under the Plan shall be granted and the amount, terms, and conditions of those cash bonuses. Notwithstanding anything to the contrary in this Plan, no cash bonus awarded pursuant to the Plan shall be paid later than 2 ½ months after the end of the calendar year in which such bonus was earned.

13.          PAYMENT OF AWARDS.

At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property the Committee shall determine. In addition, payment of Awards may include terms, conditions, restrictions, and limitations, if any, the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions.

14.          TERMINATION OF EMPLOYMENT.

If a Participant's employment with CHCT terminates for Cause or for a reason other than death or Disability, or any other approved reason, then, to the maximum extent allowed by applicable law, all unexercised, unvested, unearned, and unpaid Awards, including without limitation, Awards earned but not yet paid, shall be canceled or forfeited, as the case may be, unless the Participant's Award Agreement or Employment Agreement provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute Disability, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of a Participant's death, Disability, or termination for an approved reason.

15.          NO ASSIGNMENT.

No Awards (other than unrestricted Stock Awards) or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance; however, the Committee may (but need not) permit other transfers where the Committee concludes that transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any state or federal securities laws applicable to transferable Awards. During the lifetime of the Participant, no Award shall be payable to or exercisable by anyone other than the Participant to whom it was granted, other than (a) the duly appointed conservator or other lawfully designated representative of the Participant in the case of a permanent Disability involving a mental incapacity or (b) the transferee in the case of an Award transferred in accordance with the preceding sentence.

16.         CAPITAL ADJUSTMENTS.

The number and price of shares of Common Stock covered by each Award and Outside Director Award and the total number of shares of Common Stock that may be awarded under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock, or any recapitalization of CHCT. In the event of any merger, consolidation, reorganization, liquidation, or dissolution of CHCT, or any exchange of shares involving the Common Stock, any Award or Outside Director Award granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Award or Outside Director Award would have been entitled to receive in connection with any such event. The Committee shall have the sole discretion to make all interpretations and determinations required under this Section 16 to the extent it deems equitable and appropriate. It is the intent of any such adjustment that the value of the Awards or Outside Director Awards held by the Participants or Outside Directors, as the case may be, immediately following the change is the same as that value immediately prior to the change.

17.          WITHHOLDING TAXES.

CHCT shall have the power and the right to deduct or withhold, or require a Participant to remit to CHCT, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event, CHCT may elect in its discretion, and Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by withholding or having CHCT withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to (and shall not exceed) the minimum statutory total tax which could be imposed on the transaction. All elections by Participants shall be irrevocable, made in writing, and signed by the Participant.

18.          NONCOMPETITION; CONFIDENTIALITY.

Unless otherwise provided in an Employment Agreement, the restrictive covenants of this Section 18 shall apply to all Awards. For purposes of this Section 18, “CHCT” shall include any Subsidiary or Affiliate employing the Participant. A Participant will not, without the written consent of CHCT, either during or after his or her employment by CHCT, disclose to anyone or make use of any confidential information which he or she has acquired during his or her employment relating to any of the business of CHCT, except as such disclosure or use may be required in connection with his or her work as an employee of CHCT, or as demanded by a subpoena issued by a court of competent jurisdiction, if the Participant gives notice of the demand to CHCT as soon as reasonably possible after receipt of the subpoena. The confidential information of CHCT includes, but is not limited to, all technology, recipes, business systems and styles, customer lists, and all other CHCT proprietary information not generally known to the public. During Participant's employment by CHCT, he or she will not, either as principal, agent, consultant, employee, or otherwise, engage in any work or other activity in competition with CHCT in the field or fields in which he or she has worked for CHCT. Unless the Award Agreement specifies otherwise, a Participant shall forfeit all rights under this Plan to any unexercised or unpaid Awards if, in the determination of the Committee, the Participant has violated the restrictive covenants (confidentiality, non-competition, and/or non-solicitation) set forth in this Section 18, and in that event any further payment or other action with respect to any Award shall be made or taken, if at all, in the sole discretion of the Committee.

19.          REGULATORY APPROVALS AND LISTINGS.

Notwithstanding anything contained in the Plan to the contrary, CHCT shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of shares of Common Stock prior to (a) the obtaining of any approval from any governmental agency which CHCT shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of the shares to quotation or listing on the automated quotation system or stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of the shares under any State or Federal law or ruling of any governmental body that CHCT shall, in its sole discretion, determine to be necessary or advisable.

20.          PLAN AMENDMENT.

Except as provided in Section 23, the Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without shareholder approval; however, if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) result in repricing Options or otherwise increase the benefits accruing to Participants or Outside Directors, (ii) increase the number of shares of Common Stock issuable under the Plan, or (iii) modify the requirements for eligibility, then that amendment shall be subject to shareholder approval; and, the Board or Committee may condition any amendment or modification on the approval of shareholders of CHCT if that approval is necessary or deemed advisable to (i) permit Awards to be exempt from liability under Section 16(b), (ii) to comply with the listing or other requirements of an automated quotation system or stock exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

21.          AWARD AMENDMENTS.

Except as provided in Section 23, the Committee may amend, modify, or terminate any outstanding Award or Outside Director Award without approval of the Participant or Outside Director, as applicable; however:

a.            except as otherwise provided in Section 20, subject to the terms of the applicable Award Agreement, an amendment, modification, or termination shall not, without the Participant's or Outside Director's consent, as applicable, reduce or diminish the value of the Award or Outside Director Award determined as if the Award or Outside Director Award had been exercised, vested, cashed in (at the spread value in the case of stock options or SARs), or otherwise settled on the date of that amendment or termination;

b.            the original term of any Option, SAR, or Unit may not be extended without the prior approval of the shareholders of CHCT;

c.            except as otherwise provided in Section 16 of the Plan, the exercise price of any Option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of CHCT; and

d.            no termination, amendment, or modification of the Plan shall adversely affect any Award or Outside Director Awards previously granted under the Plan, without the written consent of the affected Participant or Outside Director.

22.          GOVERNING LAW.

This Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except as superseded by applicable Federal law.

23.          CHANGE IN CONTROL. Unless stated otherwise in an Award Agreement or Employment Agreement, the provisions of this Section 23 will apply to outstanding Awards at the time of a Change in Control to the extent of rights under such Awards that have not been previously forfeited. The surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Awards outstanding under the Plan or substitute similar equity and incentive awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 23.1) for those outstanding under the Plan.

23.1            No Assumption of Awards. In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, does not assume such Awards and does not substitute similar awards for those outstanding under the Plan, then all Awards outstanding shall, immediately prior to the Change in Control event, become fully vested to the extent not previously forfeited.

23.2            Assumption of Awards. In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, assumes Awards outstanding under the Plan at the time of the Change in Control, or substitutes Awards with similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Article 23 for those outstanding under the Plan), and the employment or service of a Participant is terminated without Cause or by the Participant for Good Reason within eighteen (18) months after the effective date of the Change in Control event, all Awards held by such Participant shall become fully vested to the extent not previously forfeited.

23.3            Miscellaneous. Upon a Change in Control, no action, including, without limitation, the amendment, suspension or termination of the Plan, shall be taken that would adversely affect the rights of any Participant or the operation of the Plan with respect to any Option to which a Participant may have become entitled hereunder on or prior to the date of the Change in Control or to which such Participant may become entitled as a result of such Change in Control.

24.          AWARDS TO OUTSIDE DIRECTORS.

24.1            Other Payments. The Board may provide that all or a portion of an Outside Director's annual retainer, meeting fees, and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of an Outside Director) in the form of Non-Qualified Stock Options, Stock Awards, Units, and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

24.2            Awards Under Plan. The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 8, 9, 10, and 11 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

25.          NO RIGHT TO EMPLOYMENT OR PARTICIPATION.

The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement or other document evidencing such Award. Participation in the Plan shall not give any Participant any right to remain in the employ or service, or to serve as a director, of the Corporation or any Subsidiary or Affiliate. The Corporation or, in the case of employment with a Subsidiary or Affiliate, the Subsidiary or Affiliate, reserves the right to terminate the employment or service of any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

26.          NO RIGHT, TITLE, OR INTEREST IN CORPORATION ASSETS.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in the Participant's name, and, in the case of restricted shares of Common Stock or Units, such rights are granted to the Participant under Section 10.3 hereof. To the extent any person acquires a right to receive payments from the Corporation under the Plan, those rights shall be no greater than the rights of an unsecured creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or to make payments in lieu of, or with respect to, Plan Awards. However, unless the Committee determines otherwise with the express consent of the affected Participant, the existence of any such trusts or other arrangements is consistent with this “unfunded” status of the Plan.

27.          SECURITIES LAWS.

With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, if applicable. To the extent any provision of the Plan or action by the Committee fails so to comply, if applicable, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

28.          REQUIRED WRITTEN REPRESENTATIONS.

The Committee may require each person purchasing shares pursuant to an Option or other Award under the Plan to represent to and agree with the Corporation in writing that the optionee or Participant is acquiring any shares of Common Stock without a view to their distribution. The certificates for shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to stop transfer orders and other restrictions the Committee deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to the applicable restrictions. Each Participant is responsible for fully complying with all applicable state and federal securities laws and rules and CHCT assumes no responsibility for compliance with any such laws or rules pertaining to a Participant's resale of any shares of Common Stock acquired pursuant to this Plan.

29.          NON-EXCLUSIVE ARRANGEMENT.

Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if required; and those arrangements may be either generally applicable or applicable only in specific cases.

30.          LIMITS ON LIABILITY AND INDEMNIFICATION.

The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made under the Plan in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to all other rights of indemnification they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party because of any action taken or failure to act under or in connection with the Plan or any Award granted under it, and against all amounts paid by them in settlement (provided the settlement is approved by independent legal counsel selected by the Corporation) or paid to them in satisfaction of a judgment in that action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his or her duties. Within 60 days after institution of any action, suit or proceeding covered by this Section, the Committee member must inform the Corporation in writing of the claim and offer the Corporation the opportunity, at its own expense, to handle and defend the matter.